Exhibit 99.1

Contacts:

Ami Knoefler	James R. Goff
Corporate and Investor Relations	Investor Relations
(510) 284-8851	(510) 574-1421
ami.knoefler@pdl.com	james.goff@pdl.com

PDL BIOPHARMA ANNOUNCES FIRST QUARTER

2006 FINANCIAL RESULTS

– Growing product sales and royalties increase total revenues to $90.5 million –

– Company updates 2006 guidance –

Fremont, Calif., May 2, 2006 – PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the first quarter ended March 31, 2006.

“We are pleased with our progress on multiple fronts during the first quarter, including demonstrable growth in product sales and significant pipeline advancements, while the continued success of our partners’ marketed products led to another quarter of robust growth in royalty revenues,” said Mark McDade, Chief Executive Officer, PDL. “In addition to completing our first full year of sales operations, we initiated the first pivotal study of Nuvion® in ulcerative colitis and announced completion of enrollment in the terlipressin pivotal study in type 1 hepatorenal syndrome. In another very important step toward advancing our pipeline, we received written Scientific Advice from the European regulatory authorities, enabling us to define the registration program for ularitide in Europe as a novel treatment for acute decompensated heart failure. Our updated financial guidance for 2006 reflects our intention to invest in the additional studies and patients requested by the European regulatory authorities in support of our planned phase 3 program for ularitide, expected to commence by the fourth quarter of this year.”

First Quarter 2006 Financial Summary

•	Total revenues for the first quarter of 2006 were $90.5 million compared to $38.8 million in the same period of 2005. This increase was due primarily to the fact that PDL’s total revenues in the first quarter of 2005 included only approximately one week of product sales following the acquisition of ESP Pharma, Inc. on March 23, 2005. Excluding net product sales, total revenues for the first quarter of 2006 were $53.7 million compared to $37.9 million in the same period of 2005, an increase of 42 percent.

•

Non-GAAP net income was $2.5 million, or $0.02 per basic and diluted share, compared with approximately breakeven non-GAAP results in the first quarter of 2005. The non-GAAP financial measures included in this release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL’s management believes that these non-GAAP financial measures serve as a measure of the performance of PDL’s ongoing core operations. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the most comparable GAAP financial measures are included in the attached financial tables.

•	GAAP net loss was $26.2 million, or $0.23 per basic and diluted share, compared with a GAAP net loss of $83.9 million, or $0.87 per basic and diluted share, in the first quarter of 2005.

Product Sales, Royalty and License Revenues

Total revenues for the first quarter of 2006 included product sales, royalty revenues and license and other revenues:

•	Net product sales were $36.8 million in the first quarter of 2006. Net sales of Cardene® IV, Retavase® and IV Busulfex® for the 2006 first quarter totaled $35.7 million, while net sales of four off-patent branded products were $1.1 million. The off-patent branded products were divested during the first quarter of 2006. The largest component of product sales continues to be Cardene IV.

•	Royalty revenues for the first quarter of 2006 increased 33 percent to $44.0 million compared with $33.2 million in the same three months of 2005. PDL currently receives royalties based on worldwide net sales of seven antibody products licensed under PDL’s antibody humanization patents: Avastin™, Herceptin®, Xolair® and Raptiva® from Genentech, Inc.; Synagis® from MedImmune, Inc.; Mylotarg® from Wyeth and Zenapax®, marketed by Roche. The increase in royalty revenues was due in part to the underlying sales growth of antibody products Herceptin and Avastin.

•	License and other revenues during the first quarter of 2006 increased to $9.7 million from $4.7 million in the same period of 2005, primarily as a result of revenue recognized under the Biogen Idec collaboration, which was entered into in August 2005.

Costs and Expenses

Total costs and expenses were $117.3 million in the first quarter of 2006, compared with $123.5 million in the first quarter of 2005. First quarter 2005 expenses included an acquired in-process research and development charge of $79.4 million related to the ESP Pharma acquisition. On a non-GAAP basis, total costs and expenses in the first quarter of 2006 were $88.0 million compared to $38.9 million in the first quarter of 2005. First quarter 2006 expenses increased as compared to prior year due primarily to expanded clinical development activities for the company’s multiple pipeline products, the addition of cost of product sales and selling expenses related to products acquired as part of the acquisitions of ESP Pharma and Retavase, and the initiation of new marketing efforts:

•	Cost of product sales was $23.0 million in the first quarter of 2006. Non-GAAP cost of product sales, which excludes amortization of product rights, was $12.4 million. Cost of product sales in the comparable period in 2005 was minimal because PDL did not sell any products until the last week of the quarter.

•	Research and development expenses increased to $61.2 million in the first quarter of 2006, compared with $35.3 million in the first quarter of 2005. On a non-GAAP basis, research and development expenses in the first quarter of 2006 were $51.0 million, an increase over the $31.3 million reported in the same period in the prior year. The increase reflected expanded clinical development activities for daclizumab in MS and asthma, for the newly initiated Phase 2/3 study of Nuvion, for scale-up and preclinical activities related to the new myeloma antibody and for clinical affairs activities related to PDL’s marketed products.

•	Selling, general and administrative expenses were $32.8 million during the first quarter of 2006, compared with $7.7 million in the first quarter of 2005. Non-GAAP selling, general and administrative expenses were $24.6 million compared to $7.5 million in the prior year comparable period. This increase was primarily due to the addition of a sales team in connection with the acquisition of ESP Pharma in March 2005, increased selling expenses associated with the expansion of PDL’s sales team subsequent to the ESP Pharma acquisition, as well as the initiation of new promotional efforts to support Cardene IV and Retavase.

•	First quarter 2006 expenses included $6.1 million in stock-based compensation expense, a significant increase over the same period in the prior year principally as a result of the adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006.

2006 Guidance

PDL is updating its guidance for the year primarily to reflect higher than originally anticipated expenses related to clinical trials for its pipeline candidates:

•	PDL anticipates total revenues for 2006 of between $400 million and $430 million. The Company reaffirms its revenue guidance for net product sales and royalties of $175 million to $185 million and $170 million to $180 million, respectively. PDL is revising its revenue guidance for license and other revenue to between $55 million and $65 million to reflect a reduction in anticipated expense reimbursement related to its collaborations with Biogen Idec and Roche.

•	On a non-GAAP basis, PDL anticipates total costs and expenses in 2006 of $392 million to $407 million, including cost of product sales of approximately $42 million; research and development expenses of $257 million to $267 million; and selling, general and administrative expenses of $93 million to $98 million. PDL’s revised guidance reflects a significant increase in anticipated expenses for European phase 3 clinical trials related to ularitide and, to a lesser degree, expanded clinical activities for Nuvion® in Crohn’s disease and the ongoing phase 2/3 program in patients with intravenous steroid-refractory ulcerative colitis.

•	For the full year 2006, PDL anticipates non-GAAP net income of $8 million to $23 million or, on a diluted per share basis, $0.07 to $0.19 based on a weighted average number of shares outstanding for the year of approximately 121 million.

This forward-looking guidance excludes certain other charges based on current estimates for the full year 2006, including the impact of stock-based compensation expenses of $30 million to $35 million, depreciation of property and equipment of $30 million to $35 million, amortization of intangible assets of approximately $44 million, as well as charges in the first quarter of $4.1 million and $0.4 million related to the sale of the Company’s off-patent products and ESP Pharma operations prior to the Company’s acquisition of ESP Pharma, respectively. It also excludes the impact of interest income and other, net, interest expense and income taxes, the aggregate impact of which the Company expects to be neutral to slightly negative.

Forward-looking Statements

This press release contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. The forward-looking statements include PDL’s expectations regarding financial results, PDL’s expectations regarding the continuation of existing and new collaborative agreements, and the timing of clinical developments as well as other statements regarding PDL’s expectations. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: The continued successful integration of ESP Pharma and Retavase as part of PDL, including the retention of the sales force; changes in PDL’s development plans as PDL and its collaborators consider development plans and alternatives; factors affecting the clinical timeline such as enrollment rates and availability of clinical materials; fluctuations in sales that may result from PDL’s integration of newly acquired operations; changes in the market due to alternative treatments or other actions by competitors; and variability in expenses particularly on a quarterly basis, due, in principal part, to total headcount of the organization and the timing of expenses. In addition, PDL revenues depend on the success and timing of sales of PDL’s licensees, including in particular the continued success of Avastin and Herceptin antibody products by Genentech, Inc. as well as the seasonality of sales of Synagis from MedImmune, Inc. In addition, quarterly revenues may be impacted by PDL’s ability to maintain and increase its revenues from collaborative arrangements such as its co-development agreements with Biogen Idec and Roche. PDL’s net income will be affected by state and federal taxes, and its revenues and expenses would be affected by new collaborations, material patent licensing arrangements or other strategic transactions.

Further, there can be no assurance that results from completed and ongoing clinical studies will be successful or that ongoing or planned clinical studies will be completed or initiated on the anticipated schedules. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life threatening illnesses. The company currently markets and sells a portfolio of leading products in the acute-care hospital setting in the United States and Canada and generates royalties through licensing agreements with top-tier biotechnology and pharmaceutical companies based on its pioneering humanized antibody technology. Currently, PDL’s diverse late-stage product pipeline includes six investigational compounds in Phase 2 or Phase 3 clinical development for hepatorenal syndrome, inflammation and autoimmune diseases, cardiovascular disorders and cancer. For more information, please see PDL’s website at www.pdl.com.

PDL BioPharma, the PDL BioPharma logo, Retavase and Busulfex are considered trademarks and Nuvion is a registered U.S. trademark of PDL BioPharma, Inc. Zenapax is a registered trademark of Roche. Cardene is a registered trademark of Hoffmann-La Roche. Herceptin and Raptiva are registered trademarks and Avastin is a trademark of Genentech, Inc. Xolair is a trademark of Novartis AG. Synagis is a registered U.S. trademark of MedImmune, Inc. Mylotarg is a registered U.S. trademark of Wyeth.

Financial tables attached

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
REVENUES:
Product sales, net	$36,795	$948
Royalties	43,970	33,164
License and other	9,695	4,703

Total revenues	90,460	38,815

COSTS AND EXPENSES:
Cost of product sales	22,959	1,137
Research and development	61,152	35,261
Selling, general and administrative	32,778	7,666
Acquired in-process research and development	—	79,417
Other acquisition-related charges	366	—

Total costs and expenses	117,255	123,481

Operating loss	(26,795)	(84,666)
Interest income and other, net	3,330	2,935
Interest expense	(2,650)	(2,142)

Loss before income taxes	(26,115)	(83,873)
Income tax expense	115	22

Net loss	$(26,230)	$(83,895)

NET LOSS PER SHARE:
Basic and diluted	$(0.23)	$(0.87)

Weighted average shares — basic and diluted	112,472	96,754

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing core operations. PDL uses the non-GAAP results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
REVENUE:
Product sales, net	$36,795	$948
Royalties	43,970	33,164
License and other	9,695	4,703

Total revenue	90,460	38,815

COSTS AND EXPENSES:
Cost of product sales	12,394	77
Research and development	50,951	31,345
Selling, general and administrative	24,619	7,510

Non-GAAP costs and expenses	87,964	38,932

Non-GAAP net income (loss)	$2,496	$(117)

NON-GAAP NET INCOME PER SHARE:
Basic	$0.02	$(0.00)

Weighted average shares — basic	112,472	96,754

Diluted	$0.02	$(0.00)

Weighted average shares — diluted	118,287	96,754

(1)	These non-GAAP condensed consolidated statements of operations exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items. During the three months ended March 31, 2006, these excluded certain other items consisted of (a) a $4.1 million charge for payments to Wyeth to transfer all necessary rights in connection with the sales during the quarter, in two separate transactions, of the Company’s off-patent branded products that were purchased in the acquisition of ESP Pharma Holding Company, Inc. on March 23, 2005 and (b) a $0.4 million charge related to ESP Pharma operations prior to the Company’s acquisition of ESP Pharma. During the three months ended March 31, 2005, these excluded certain other items consisted of a $79.4 million charge for acquired in-process research and development related to the ESP Pharma acquisition.

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$36,795	$—	$—	$—	$—	$36,795
Royalties	43,970	—	—	—	—	43,970
License and other	9,695	—	—	—	—	9,695

Total revenues	90,460	—	—	—	—	90,460

COSTS AND EXPENSES:
Cost of product sales	12,394	10,565	—	—	—	22,959
Research and development	50,951	487	—	7,088	2,626	61,152
Selling, general and administrative	24,619	—	4,123	516	3,520	32,778

Non-GAAP costs and expenses	87,964

Depreciation of property and equipment	—	—	7,604	(7,604)	—	—
Stock-based compensation	—	—	6,146	—	(6,146)	—
Other acquisition-related charges	—	—	366	—	—	366

Total costs and expenses		11,052	18,239	—	—	117,255

Operating income (loss)		(11,052)	(18,239)	—	—	(26,795)

Interest income and other, net	—	—	3,330	—	—	3,330
Interest expense	—	—	(2,650)	—	—	(2,650)

Income (loss) before income taxes	2,496	(11,052)	(17,559)	—	—	(26,115)

Income tax expense	—	—	115	—	—	115

Net income (loss)	$2,496	$(11,052)	$(17,674)	$—	$—	$(26,230)

NET INCOME (LOSS) PER SHARE:
Basic	$0.02					$(0.23)

Weighted average shares — basic	112,472					112,472

Diluted	$0.02					$(0.23)

Weighted average shares — diluted	118,287					112,472

	Three Months Ended March 31, 2005
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$948	$—	$—	$—	$—	$948
Royalties	33,164	—	—	—	—	33,164
License and other	4,703	—	—	—	—	4,703

Total revenues	38,815	—	—	—	—	38,815

COSTS AND EXPENSES:
Cost of product sales	77	1,060	—	—	—	1,137
Research and development	31,345	649	—	3,128	139	35,261
Selling, general and administrative	7,510	14	—	133	9	7,666

Non-GAAP costs and expenses	38,932

Depreciation of property and equipment	—	—	3,261	(3,261)	—	—
Stock-based compensation	—	—	148	—	(148)	—
Acquired in-process research and development	—	—	79,417	—	—	79,417

Total costs and expenses		1,723	82,826	—	—	123,481

Operating income (loss)		(1,723)	(82,826)	—	—	(84,666)

Interest income and other, net	—	—	2,935	—	—	2,935
Interest expense	—	—	(2,142)	—	—	(2,142)

Income (loss) before income taxes	(117)	(1,723)	(82,033)	—	—	(83,873)

Income tax expense	—	—	22	—	—	22

Net income (loss)	$(117)	$(1,723)	$(82,055)	$—	$—	$(83,895)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.00)					$(0.87)

Weighted average shares—basic	96,754					96,754

Diluted	$(0.00)					$(0.87)

Weighted average shares—diluted	96,754					96,754

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
Cash, cash equivalents, marketable securities and restricted investments	$346,064	$333,922
Total assets	$1,173,344	$1,163,154
Total stockholders’ equity	$533,337	$526,065

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net loss	$(26,230)	$(83,895)
Adjustments to reconcile net loss to net cash provided by operating activities	25,528	84,962
Changes in assets and liabilities	2,975	(9,666)

Net cash provided by (used in) operating activities	$2,273	$(8,599)